Exhibit 99.1

Dec. 13, 2012

SCBT Financial Corporation Completes Acquisition of The Savannah Bancorp, Inc.

COLUMBIA, S.C.—(BUSINESS WIRE)— SCBT Financial Corporation (NASDAQ: SCBT) (the “Company”) announced today the completion of its acquisition of The Savannah Bancorp, Inc. (“SAVB”). Under the terms of the merger agreement, SAVB shareholders will receive 0.2503 shares of the Company’s common stock in exchange for each SAVB share they owned, or an aggregate of approximately 1,802,450 shares of the Company’s common stock. SAVB’s two banking subsidiaries, The Savannah Bank, N.A. and Bryan Bank & Trust have combined with and become a part of SCBT, a South Carolina banking corporation and the wholly-owned banking subsidiary of the Company. Upon completion of merger integration, these locations will operate as The Savannah Bank, a Division of SCBT. Until that time, the banks will continue under their current names. SCBT will also continue to operate Minis & Co., Inc., a registered investment advisor and wholly-owned subsidiary of SAVB.

“Savannah is a great market and we are very pleased with the support we have received from shareholders, customers and employees,” said Robert R. Hill, Jr., the Company’s president and chief executive officer. “We look forward to using our combined financial strength to help businesses and individuals in Savannah, Richmond Hill and coastal Georgia.”

“The capacity, experience and culture of SCBT and its leadership and staff have been embraced by our banks, bankers, communities and customers,” said John C. Helmken, II, president and CEO of SAVB. “We have felt the positive impact and excitement of this partnership building in anticipation of today’s merger. It is an exciting day when customers, shareholders and communities are all made better through new opportunities.”

Through the acquisition, SCBT has added eleven full-service banking locations in the Savannah MSA.

About SCBT Financial Corporation

SCBT Financial Corporation, Columbia, South Carolina, is a registered bank holding company incorporated under the laws of South Carolina. The Company consists of SCBT, the third largest bank headquartered in South Carolina; NCBT, a division of SCBT, and Community Bank & Trust, a division of SCBT. Providing financial services for over 78 years, SCBT operates 86 locations in 19 South Carolina counties, 10 North

Georgia counties, 2 Coastal Georgia counties and Mecklenburg County in North Carolina. SCBT Financial Corporation has assets of approximately $5.2 billion and its stock is traded under the symbol SCBT on the NASDAQ Global Select Market. More information can be found at www.SCBTonline.com.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. SCBT Financial Corporation (“SCBT”) cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (10) cybersecurity risk related to our dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches, subjects the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (11) economic downturn risk resulting in deterioration in the credit markets; (12) greater than expected noninterest expenses; (13) excessive loan losses; (14) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of Peoples Bancorporation and The Savannah Bancorp, Inc., including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (15) the risks of fluctuations in market prices for SCBT stock that may or may not reflect economic condition or performance of SCBT; (16) the payment of dividends on SCBT is subject to regulatory supervision as well as the discretion of the SCBT board of directors; and (17) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements.

Contacts

SCBT Financial Corporation
Analyst Contact:
John C. Pollok, 803-765-4628
or

Media Contact:
Donna Pullen, 803-765-4558

Source: SCBT Financial Corporation

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http://www.businesswire.com/news/home/20121213000000/en